POWER OF ATTORNEY

Know all persons by these presents, that the undersigned, Stephen C. Nordlund, hereby constitutes and appoints each of Ignacio A.
Cortina and Matthew A. Field, signing singly, the undersigneds true and lawful attorney in fact to:

(1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") or any rule or regulation of the United States Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including: (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain such credentials, and legally binding the undersigned for purpose of the Form ID or such other document, and (ii) enrolling the undersigned in EDGAR Next or any successor filing systems;

(2) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Oshkosh Corporation (the
Company), Forms 3, 4, and 5 and Form 144 in accordance with the Exchange Act;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(4) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing, and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying, and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(5) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's
EDGAR account administrators pursuant to that delegated entity designation to appoint, remove, or replace users for the undersigned's EDGAR account; and

(6)	take other action in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 or any other provision of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and Form 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of June, 2025.


/s/ Stephen C. Nordlund